May 19, 2025

John G. (Jack) Micenko, Jr.
Via E-mail
    Re: Appointment as Chief Executive Officer
Dear Jack:
The purpose of this letter (the “Letter Agreement”) is to memorialize our recent discussions in respect of your promotion to the position of Chief Executive Officer of United Homes Group, Inc. (the “Company”), effective as of May 19, 2025 (the “Effective Date”). Capitalized terms used but not otherwise defined in this Letter Agreement shall have the meaning ascribed to such terms in the employment agreement between you and the Company, dated July 17, 2023 (the “Employment Agreement”).
1.Appointment as Chief Executive Officer; Reporting; Work Location and Responsibilities. You hereby agree that, effective as of the Effective Date and notwithstanding anything to the contrary under the Employment Agreement, you will commence serving as Chief Executive Officer of the Company and you will continue serving as President of the Company, reporting to the Company’s Board of Directors (the “Board”). Following the Effective Date, your principal place of employment will continue to be Miami, Florida, and you agree and acknowledge that you will be required to travel from time to time in the course of performing your duties for the Company. As Chief Executive Officer and President of the Company, you will: (i) devote all of your business time and attention to the performance of your duties for the Company; (ii) perform and have the duties and responsibilities commensurate with your positions as the Company’s Chief Executive Officer and President and such other duties and responsibilities as assigned by the Board; (iii) carry out your duties in a diligent, competent, faithful and professional manner; and (iv) generally promote the interests of the Company.
2.Amendment to Employment Agreement. This Letter Agreement constitutes an amendment to the terms of the Employment Agreement, which is incorporated herein by reference. Except as modified above, the Employment Agreement and all of its terms and conditions (including terms related to compensation benefits and other obligations of you and the Company) remains in full force and effect. No amendment to this Letter Agreement shall be binding upon either party unless in writing and signed by or on behalf of such party. This Letter Agreement may be executed in one or more counterparts, each of which will be deemed to be an original but all of which taken together will constitute one and the same instrument. The execution of this Letter Agreement may be by actual, portable document format (.pdf) or facsimile signature. Electronic copies of this Agreement shall have the same force and effect as the original.
IN WITNESS WHEREOF, the undersigned have executed this Letter Agreement as of the date set forth above.
UNITED HOMES GROUP, INC.
By: /s/ Keith Feldman
Name: Keith Feldman
Title: Chief Financial Officer
EXECUTIVE
/s/ John G. (Jack) Micenko, Jr.
John G. (Jack) Micenko, Jr.